Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter 2017 Financial Results

•                  Reports fourth quarter 2017 revenue of $6.7 million

•                  Reports fourth quarter 2017 GAAP diluted EPS of $0.02 and non-GAAP diluted EPS of $0.10

•                  Records one-time non-cash charge of $0.5 million related to tax reform

Winter Springs, Florida, February 6, 2018 — IRADIMED CORPORATION (NASDAQ:IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of non-magnetic intravenous (“IV”) infusion pump systems that are designed to be safe for use during MRI procedures, today announced financial results for the three months and year ended December 31, 2017.

Financial Results

For the fourth quarter ended December 31, 2017, the Company reported revenue of $6.7 million compared to $6.0 million for the fourth quarter 2016. Net income was $0.2 million, or $0.02 per diluted share and includes a one-time non-cash charge of $0.5 million related to the Tax Cuts and Jobs Act (“TCJA”) as discussed later in this release. For the fourth quarter 2016, net income was $1.1 million, or $0.10 per diluted share. Gross profit margin was 75.5 percent, compared to 78.2 percent for the fourth quarter 2016. Domestic sales were 79.4 percent of total revenue, compared to 85.5 percent for the fourth quarter 2016. Revenue from sales of our patient vital signs monitor was $0.9 million for the fourth quarter 2017 compared to $0.1 million for the fourth quarter 2016.

Non-GAAP net income was $1.1 million for the quarter ended December 31, 2017, which excludes stock compensation expense, net of tax of $0.5 million and a one-time non-cash charge of $0.5 million resulting from the TCJA that is discussed later in this release. Non-GAAP net income for the quarter ended December 31, 2016 was $1.3 million. Non-GAAP earnings per diluted share was $0.10, compared to $0.11 for the fourth quarter 2016. Free cash flow was $1.3 million, compared to $2.0 million for the fourth quarter 2016.

For the year ended December 31, 2017, the Company reported revenue of $23.1 million compared to $32.5 million for the same period in 2016. Net income was $0.5 million, or $0.04 per diluted share and includes a one-time non-cash charge of $0.5 million related to the TCJA as discussed later in this release. For the full year 2016, net income was $7.2 million, or $0.60 per diluted share. Gross profit margin was 75.9 percent, compared to 81.1 percent for the same period in 2016. Domestic sales were 84.5 percent of total revenue, compared to 88.9 percent for the same period in 2016. Revenue from sales of our patient vital signs monitor was $1.7 million for the year ended December 31, 2017 compared to $0.1 million for the full year 2016.

Non-GAAP net income was $2.6 million for the year ended December 31, 2017, which excludes stock compensation expense, net of tax of $1.6 million and a one-time non-cash charge of $0.5 million resulting from the TCJA that is discussed later in this release. Non-GAAP net income for the full year 2016 was $8.4 million. Non-GAAP earnings per diluted share was $0.22 for the year ended December 31, 2017, compared to $0.70 for the same period in 2016. Free cash flow was $2.6 million for the full year 2017, compared to $8.6 million for the same period in 2016.

As of December 31, 2017, the Company had combined cash and investments of $26.3 million. During the year ended December 31, 2017, the Company repurchased $1.8 million of its common stock.

“I am very pleased with the strong finish to 2017. Fourth quarter 2017 revenue was nearly 12% higher than in the fourth quarter last year and nearly 18% higher than in the third quarter of 2017. Additionally, I am pleased with our accomplishments this year, especially in the areas of engineering and regulatory affairs. Working together, our engineering and regulatory affairs teams obtained FDA 510(k) clearance of our new MRI compatible patient vital signs monitor in October 2017. Additionally, the regulatory affairs team secured quality certifications that are required to sell our products in various markets including the European Union and Japan,” said Roger Susi, President and Chief Executive Officer of the Company.

“From a sales viewpoint, our sales team has made solid progress executing on our critical care strategy as shown by higher volumes of multi-pump orders placed by our customers during 2017. With the highly positive initial response to our revolutionary new patient monitor and momentum building in IV pump bookings, we look forward to an exciting 2018 and expect accelerated revenue growth from our current product offerings through 2019,” said Susi.

Impact of Tax Reform

Net income for the fourth quarter and full year 2017 was negatively impacted as a result of the Tax Cuts and Jobs Act (“TCJA”) enacted on December 22, 2017. As a result of the TCJA, Iradimed is required to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts. The reduction in the U.S. Federal corporate tax rate negatively impacted Iradimed’s fourth quarter and full year 2017 earnings but is expected to positively impact Iradimed’s future earnings.

As of December 31, 2017, Iradimed performed a preliminary analysis to determine the impact of the revaluation of the deferred tax assets and deferred tax liabilities. Based on this analysis, Iradimed recorded a one-time non-cash charge to income tax expense of $0.5 million. The impact of the TCJA on fourth quarter and full year earnings was excluded for purposes of calculating non-GAAP diluted earnings per share for the fourth quarter and full year 2017.

Financial Guidance

On January 22, 2018, the Company provided revenue, GAAP and non-GAAP diluted earnings guidance for the full year and first quarter 2018.

For the full year 2018, the Company expects to report revenue of $29.3 million to $30.0 million, GAAP diluted earnings per share of $0.22 to $0.27 and non-GAAP diluted earnings per share of $0.33 to $0.38.

For the first quarter 2018, the Company expects to report revenue of $6.8 million to $6.9 million, GAAP diluted earnings per share of $0.04 to $0.05 and non-GAAP diluted earnings per share of $0.06 to $0.07.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.3 million and $0.3 million for the full year and first quarter 2018, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, February 6, 2018. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 5097406.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features in order to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive FDA 510(k) clearance for new products; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; implement successful sales techniques for existing and future products; evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,205,976	$17,713,871
Accounts receivable, net	3,778,929	3,775,699
Investments	8,135,123	7,965,521
Inventory, net	4,210,846	3,886,590
Prepaid expenses and other current assets	648,881	362,900
Prepaid income taxes	127,855	151,820
Total current assets	35,107,610	33,856,401
Property and equipment, net	1,868,851	1,456,149
Intangible assets, net	885,502	918,712
Deferred income taxes, net	950,375	789,402
Other assets	200,196	173,820
Total assets	$39,012,534	$37,194,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$656,723	$1,120,830
Accrued payroll and benefits	1,512,336	1,035,266
Other accrued taxes	109,502	119,094
Warranty reserve	60,538	40,905
Deferred revenue	1,617,571	1,033,146
Other current liability	108,571	120,634
Accrued income taxes	12,731	192,006
Total current liabilities	4,077,972	3,661,881
Deferred revenue	2,003,685	1,643,478
Total liabilities	6,081,657	5,305,359
Stockholders’ equity:
Common stock	1,060	1,072
Additional paid-in capital	12,623,181	12,055,188
Retained earnings	20,355,545	19,869,714
Accumulated other comprehensive loss	(48,909)	(36,849)
Total stockholders’ equity	32,930,877	31,889,125
Total liabilities and stockholders’ equity	$39,012,534	$37,194,484

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenue	$6,704,944	$5,990,273	$23,081,592	$32,496,548
Cost of revenue	1,640,197	1,304,088	5,569,896	6,154,836
Gross profit	5,064,747	4,686,185	17,511,696	26,341,712
Operating expenses:
General and administrative	2,152,692	1,577,849	9,001,164	8,795,703
Sales and marketing	1,562,743	1,238,900	5,502,959	5,278,448
Research and development	349,559	364,215	1,722,564	1,347,507
Total operating expenses	4,064,994	3,180,964	16,226,687	15,421,658
Income from operations	999,753	1,505,221	1,285,009	10,920,054
Other income, net	32,000	9,588	111,377	32,680
Income before provision for income taxes	1,031,753	1,514,809	1,396,386	10,952,734
Provision for income tax expense	848,115	374,010	896,622	3,738,189
Net income	$183,638	$1,140,799	$499,764	$7,214,545

Net income per share:
Basic	$0.02	$0.11	$0.05	$0.67
Diluted	$0.02	$0.10	$0.04	$0.60
Weighted average shares outstanding:
Basic	10,563,860	10,717,020	10,638,858	10,818,427
Diluted	11,788,023	11,724,448	11,720,316	11,989,681

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended December 31,
	2017	2016
Operating activities:
Net income	$499,764	$7,214,545
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	(7,083)	12,636
Change in provision for excess and obsolete inventory	69,199	94,186
Depreciation and amortization	1,308,738	955,809
Write-off of non-trade accounts receivable	205,444	—
Excess tax benefit on the exercise of stock options	—	(603,553)
Stock-based compensation	2,454,363	1,841,901
Loss on maturities of investments	6,757	83,957
Changes in operating assets and liabilities:
Accounts receivable	(201,591)	75,297
Inventory	(334,113)	(1,483,361)
Prepaid expenses and other current assets	(1,161,964)	(702,573)
Other assets	(13,860)	(117,235)
Deferred income taxes, net	(150,657)	(570,910)
Accounts payable	(523,449)	1,113
Accrued payroll and benefits	477,070	(252,982)
Other accrued taxes	(9,592)	88,407
Warranty reserve	19,633	6,824
Deferred revenue	944,632	1,723,918
Other current liability	(12,063)	120,634
Prepaid income taxes, net of accrued income taxes	(155,310)	917,707
Net cash provided by operating activities	3,415,918	9,406,320
Investing activities:
Purchases of investments	(2,693,739)	(4,992,626)
Proceeds from maturities of investments	2,495,004	4,575,140
Purchases of property and equipment	(775,574)	(780,809)
Capitalized intangible assets	(49,189)	(743,486)
Net cash used in investing activities	(1,023,498)	(1,941,781)
Financing activities:
Proceeds from stock option exercises	76,366	247,133
Income tax benefit credited to equity	—	603,553
Taxes paid related to net share settlement of equity awards	(158,140)	—
Purchases of treasury stock	(1,818,541)	(9,969,468)
Net cash used in financing activities	(1,900,315)	(9,118,782)
Net increase (decrease) in cash and cash equivalents	492,105	(1,654,243)
Cash and cash equivalents, beginning of period	17,713,871	19,368,114
Cash and cash equivalents, end of period	$18,205,976	$17,713,871

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income	$183,638	$1,140,799	$499,764	$7,214,545
Excluding:
Stock-based compensation expense, net of tax expense	464,931	139,562	1,593,125	1,214,274
Infrequent tax item	473,899	—	473,899	—
Non-GAAP net income	$1,122,468	$1,280,361	$2,566,788	$8,428,819
Weighted-average shares outstanding — diluted	11,788,023	11,724,448	11,720,316	11,989,681
Non-GAAP net income per share — diluted	$0.10	$0.11	$0.22	$0.70

Free Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$1,401,119	$2,223,693	$3,415,918	$9,406,320
Less:
Purchases of property and equipment	122,403	233,722	775,574	780,809
Free cash flow	$1,278,716	$1,989,971	$2,640,344	$8,625,511

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com